                                Exhibit 21.1

RigNet, Inc. Subsidiaries Entity Name

1.Automation Communications Engineering Corp.

2.Safety Controls, Inc.

3.Cyphre Security Solutions LLC

4.Intelie Solucoes em Informatica S.A.

5.Intelie Technology LLC

6.Intelie, Inc.

7.RigNet Mozambique Limitada

8.RigNet Ghana Limited

9.RigNet SatCom, Inc.

10.LandTel, Inc.
11.LandTel Communications, L.L.C.
12.ComPetro Communications Holdings LLC
13.ComPetro Communications LLC
14.RigNet Luxembourg Holdings S.ár.l.
15.RigNet Global Holdings S.ár.l.
16.RigNet AS
17.RigNet UK Holdings Limited
18.RigNet UK Limited
19.NesscoInvsat Limited
20.RigNet Pte Ltd
21.RigNet Sdn. Bhd.
22.RigNet Australia Pty Ltd
23.RigNet Qatar W.L.L.
24.ComPetro Comunicações Holdings do Brasil Ltda
25.RigNet Serviços de Telecomunicações Brasil Ltda.
26.RigNet Middle East LLC
27.RigNet (CA), Inc.
28.RigNet BRN SDN BHD
29.Shabakat Rafedain Al Iraq Al Jadeed for Trade in Communication Equipment and Devices LLC
30.RigNet Company for Communication Services Ltd
31.RNET Properties LLC
32.RigNet Newco, Inc.
33.RigNet Holdings, LLC
34.RigNet EIS, Inc.
35.RigNet Middle East – FZE 36.RigNet Middle East (Oman) 37.RigNet, Inc. Limited Liability One Person Company (Saudi Arabia)
38.RigNet AP Facilities & Services Limited (NGA)
39.RigNet Angola, LDA
40.Munaicom LLP
41.RigNet Mobile Solutions Limited

                                Exhibit 21.1

42.RigNet de Mexico S. de R.L.de C.V.
43.RNSAT Services de Mexico S. de R.L.de C.V.
44.Orgtec, S. de R.L.de C.V.

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